Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880          284,625
CITIGROUP, INC.                             52-1568099          203,502
MORGAN STANLEY CO INCORPORATED              13-2665598           97,177
DEUTSCHE BANK SECURITIES, INC.              13-2730328           84,680
BANK OF AMERICA SECURITIES LLC              56-2058405           57,502
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485           56,316
JPMORGAN CHASE & CO.                        13-3224016           49,032
BARCLAYS CAPITAL INC.                       05-0346412           45,782
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166           19,379
WELLS FARGO BANK                            41-0449260           18,107






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880          248,046
CITIGROUP, INC.                             52-1568099          182,596
MORGAN STANLEY CO INCORPORATED              13-2665598           68,873
DEUTSCHE BANK SECURITIES, INC.              13-2730328           65,830
BANK OF AMERICA SECURITIES LLC              56-2058405           35,408
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485           15,728
JPMORGAN CHASE & CO.                        13-3224016           17,491
BARCLAYS CAPITAL INC.                       05-0346412           16,089
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166           11,750
WELLS FARGO BANK                            41-0449260            3,993




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    1,024,986 D. Total Sales: 723,769

                               SCREEN NUMBER : 12